Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Retirement Government Money Market Portfolio and Retirement Money Market Portfolio series of Fidelity Money Market Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 68 to the Registration Statement (File Nos. 002-62417 and 811-02861) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 66 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

October 27, 2005